EXHIBIT 99.1

CONTACTS:
Insignia Solutions	Financial Dynamics
Robert Collins	Investors: Quynh Nguyen
Chief Financial Officer	Financial Dynamics
(510) 360-3700	(415) 439-4500

INSIGNIA SOLUTIONS REPORTS THIRD QUARTER 2004
FINANCIAL RESULTS

FREMONT, Calif., October 28, 2004 — Insignia Solutions (Nasdaq: INSG) today reported financial results for the third quarter ended September 30, 2004.

Insignia reported third quarter net revenues of $107,000 from the ongoing launch and commercialization of the Company’s new technology, Secure System Provisioning (SSP) for the comprehensive device management of a growing, complex and diverse array of mobile devices. The net loss in the third quarter was $1.7 million, or $0.06 per share. As of September 30, 2004, the Company’s cash and cash equivalents were $477,000.

In the first nine months of 2004, Insignia reported revenue of $533,000. The net loss for the nine months ended September 30, 2004 was $4.9 million, or $0.17 per share.

Mark McMillan, chief executive officer of Insignia Solutions, said, “We are encouraged by the increasing interest in Insignia’s Over-The-Air (OTA) mobile device management technology. Our recently launched Secure System Provisioning v2 (SSP v2) technology has received very positive feedback, and we continue to make progress toward signing new customers. As the mobile device industry continues to adopt interoperability standards, Insignia is aggressively working to establish its position as a leader in standards-based OTA update technology”.

“Our recently completed financing transactions, which raised approximately $2.3 million in working capital, have reinforced our efforts to establish SSP v2 in the mobile operator community. We remain committed to extending our market share in mobile device management and ultimately returning shareholder value,” Mr. McMillan concluded.

Recent Highlights:

•	On October 25, 2004, QUALCOMM announced that it is offering Firmware Over-The-Air Update capabilities to its BREW system in conjunction with Insignia Solutions.

•	On October 18, 2004, Insignia Solutions announced that it had closed two equity financing transactions totaling approximately $2.3 million, net of transaction costs. The Company closed a private placement financing with certain institutional and other accredited investors pursuant to which it sold newly issued American Depositary Shares (ADSs) and warrants to purchase ADSs, for a total purchase price of approximately

Insignia Solutions Announces Q3 2004 Financial Results

$1.540 million, or $1.366 million, net of transaction costs. Additionally, pursuant to a letter dated October 7, 2004 and delivered under a previously executed agreement, the Company concurrently sold to Fusion Capital shares of newly issued ADSs, resulting in proceeds of approximately $1.0 million. A pro forma balance sheet as of September 30, 2004, including an adjustment to show the pro forma effect of the net proceeds from the October financings, is attached as Exhibit B.

•	On October 6, 2004, Insignia Solutions announced that it extended its interoperability leadership by joining the Open Management Terminal Platform (OMTP) group. The OMTP group aims to establish an open framework for mobile device manufacturers and associated software and hardware suppliers to develop Open Mobile Terminal Platforms. Insignia is the first mobile device management specialist in the organization’s interoperability movement.

•	On September 28, 2004, Insignia Solutions announced it launched its Device Management Interoperability Lab (DMIL) at Company headquarters. Insignia’s DMIL is now executing Open Mobile Alliance Device Management (OMA-DM) interoperability testing with a wide range of phone manufacturers and other mobile device management technology providers.

•	On September 16, 2004, Insignia Solutions announced its Secure System Provisioning v2 (SSP v2), a new standards-based infrastructure software product for mobile operators. The Company also announced an agreement with New World Mobility, a Hong Kong mobile operator, to commercially deploy this new software platform for their subscribers, upon successful completion of testing.

•	On September 15, 2004, Insignia Solutions announced that it joined the OSGi Alliance and became an active participant in its new Mobile Expert Group. The OSGi Alliance was formed by industry leaders to promote a standardized framework and method to dynamically update a range of consumer electronics based devices, ranging from set top boxes to telematics systems and new mobile phones.

Conference Call

Insignia Solutions will host a conference call on Thursday, October 28, 2004 at 2:00 p.m. Pacific Time. A live webcast will be available via a link on the Investor Relations portion of Insignia’s website at www.insignia.com. An on-demand archive of the call will be available through the Company’s website for a period of two weeks after the event.

About Insignia Solutions

Insignia provides an essential ingredient to mobile operators and terminal manufacturers by enabling customers to manage a growing, complex and diverse community of mobile devices. Insignia’s products and services radically reduce customer care and recall costs, maintain device integrity, and enable a wide range of new mobile services. Founded in 1986, Insignia has a long history of innovation, stewardship of major industry standards, and the trust of dozens of manufacturers around the world. Insignia Solutions is traded on NASDAQ under the symbol INSG. The company is headquartered in Fremont, California with research and development and

Insignia Solutions Announces Q3 2004 Financial Results

European operations based in the United Kingdom. For additional information about Insignia or its products please visit http://www.insignia.com.

Insignia, Insignia Solutions, and the Insignia Solutions logo are registered trademarks, and Secure System Provisioning, Open Management Client, Dynamic Capabilities and Over-The-Air Repair are trademarks of Insignia Solutions, Inc. All other trademarks are the property of their respective holders.

Forward-Looking Statements

The statements in this press release relating to matters that are not historical are forward-looking statements that involve risks and uncertainties. This release includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to, Insignia’s need for additional capital to sustain operations, Insignia’s reliance on the successful introduction of its Secure System Provisioning (“SSP”) product line, Insignia’s need to generate significantly greater revenue to achieve profitability and Insignia’s liquidity and capital needs. Further details on these and other risks are set forth in Insignia Solutions’ filings with the Securities and Exchange Commission, including its most recent filings on Forms 10-K and 10-Q. These filings are available on a website maintained by the Securities and Exchange Commission at <http://www.sec.gov>. Insignia Solutions does not undertake an obligation to update forward-looking or other statements in this release.

EXHIBIT A

INSIGNIA SOLUTIONS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	September 30,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$477	$2,212
Restricted cash	50	20
Accounts receivable, net	489	50
Other receivables	33	1,153
Tax receivable	429	391
Prepaid royalties	—	2,185
Prepaid expenses	258	410

Total current assets	1,736	6,421
Property and equipment, net	144	154
Investment in affiliate	35	—
Other assets	222	219

	$2,137	$6,794

LIABILITIES,
REDEEMABLE WARRANTS
AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$357	$468
Accrued liabilities	784	1,239
Note payable	—	1,000
Deferred revenue	238	1,460

Total current liabilities	1,379	4,167

Redeemable warrants	38	38

Shareholders’ equity:
Ordinary shares	9,656	8,111
Additional paid-in capital	64,002	61,898
Common stock subscription	—	575
Accumulated deficit	(72,477)	(67,534)
Other accumulated comprehensive loss	(461)	(461)

Total shareholders’ equity	720	2,589

	$2,137	$6,794

INSIGNIA SOLUTIONS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
Net revenues:
License	$100	$201	$521	$393
Service	7	—	12	187

Total net revenues	107	201	533	580

Cost of net revenues:
License	—	70	28	221
Service	—	—	—	52

Total cost of net revenues	—	70	28	273

Gross profit	107	131	505	307

Operating expenses:
Sales and marketing	578	423	1,923	1,329
Research and development	654	670	2,126	2,695
General and administrative	603	665	1,864	2,195
Restructuring	—	(19)	—	480

Total operating expenses	1,835	1,739	5,913	6,699

Operating loss	(1,728)	(1,608)	(5,408)	(6,392)
Interest income (expense), net	4	(14)	6	(27)
Other income (expense), net	(3)	(124)	248	3,418

Loss before income taxes	(1,727)	(1,746)	(5,154)	(3,001)
Provision for (benefit from) income taxes	2	(90)	(211)	(419)

Net loss	$(1,729)	$(1,656)	$(4,943)	$(2,582)

Loss per share:
Basic and diluted	$(0.06)	$(0.08)	$(0.17)	$(0.13)

Weighted average shares and share equivalents:
Basic and diluted	29,384	20,634	29,081	20,272

EXHIBIT B

INSIGNIA SOLUTIONS PLC
CONDENSED CONSOLIDATED BALANCE SHEET
(amounts in thousands)
(unaudited)

			Pro forma
	September 30,	Pro forma	September 30,
	2004	Adjustments	2004
ASSETS
Current assets:
Cash and cash equivalents	$477	$2,366	$2,843
Restricted cash	50	—	50
Accounts receivable, net	489	—	489
Other receivables	33	—	33
Tax receivable	429	—	429
Prepaid royalties	—	—	—
Prepaid expenses	258	—	258
Investment in affiliates	—	—	—

Total current assets	1,736	2,366	4,102
Property and equipment, net	144	—	144
Investment in affiliate	35	—	35
Other assets	222	—	222

	$2,137	$2,366	$4,503

LIABILITIES,
REDEEMABLE WARRANTS
AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$357	$—	$357
Accrued liabilities	784	—	784
Accrued severance	—	—	—
Note payable	—	—	—
Deferred revenue	238	—	238
Accrued royalties	—	—	—

Total current liabilities	1,379	—	1,379

Redeemable warrants	38	—	38

Shareholders’ equity:
Ordinary shares	9,656	2,055	11,711
Additional paid-in capital	64,002	311	64,313
Common stock subscription	—	—	—
Accumulated deficit	(72,477)	—	(72,477)
Other accumulated comprehensive loss	(461)	—	(461)

Total shareholders’ equity	720	2,366	3,086

	$2,137	$2,366	$4,503